Combined Financial Statements and Report of Independent Certified Public Accountants

TogetherHealth Insurance, LLC and affiliated companies

As of and for the Year Ended December 31, 2018

INDEX TO FINANCIAL STATEMENTS

TogetherHealth Insurance, LLC and affiliated companies

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REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

TogetherHealth Insurance, LLC and affiliated companies

We have audited the accompanying combined financial statements of TogetherHealth Insurance, LLC (a Delaware limited liability company) and affiliated companies, which comprise the combined balance sheet as of December 31, 2018 and the related combined statements of income, member’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of TogetherHealth Insurance, LLC and affiliated companies as of December 31, 2018, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Tampa, Florida

August 21, 2019

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TogetherHealth Insurance, LLC and affiliated companies

Combined Balance Sheet

As of December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$1,856,924
Accounts receivable	1,774,468
Other current assets	178,396
Total current assets	3,809,788

Property, plant and equipment	15,310
Total assets	$3,825,098
Liabilities and members’ equity
Current liabilities:
Accounts payable and accrued expenses	$244,146
Total current liabilities	244,146
Total liabilities	244,146
Commitments and contingencies

Member’s equity	3,580,952
Total liabilities and member’s equity	$3,825,098

The accompanying notes are an integral part of the combined financial statements

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TogetherHealth Insurance, LLC and affiliated companies

Combined Statement of Income

Year Ended December 31, 2018

Revenues	$35,991,252

Operating expenses:
Advertising	23,766,422
Selling, general and administrative	2,673,741
Customer care and enrollment	1,572,427
Total operating expenses	28,012,590
Net income	$7,978,662

The accompanying notes are an integral part of the combined financial statements

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TogetherHealth Insurance, LLC and affiliated companies

Combined Statement of Member’s Equity

Year Ended December 31, 2018

Balance, January 1, 2018	$216,815
Net income	7,978,662
Distributions	(4,614,525)
Balance, December 31, 2018	$3,580,952

The accompanying notes are an integral part of the combined financial statements

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TogetherHealth Insurance, LLC and affiliated companies

Combined Statement of Cash Flows

Year Ended December 31, 2018

Operating activities:
Net income	$7,978,662
Changes in operating assets and liabilities:
Increase in accounts receivable and other assets	(1,283,603)
Decrease in accounts payable and accrued expenses	(309,509)
Net cash provided by operating activities	6,385,550
Investing activities:
Purchases of property and equipment	(7,976)
Net cash used in investing activities	(7,976)
Financing activities:
Distributions to members	(4,614,525)
Net cash used in financing activities	(4,614,525)
Net increase in cash and cash equivalents	1,763,049
Cash and cash equivalents at beginning of period	93,875
Cash and cash equivalents at end of period	$1,856,924

The accompanying notes are an integral part of the combined financial statements

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TogetherHealth Insurance, LLC and affiliated companies

Notes to Combined Financial Statements

Year Ended December 31, 2018

1.	Description of Business, Basis of Presentation, and Summary of Significant Accounting Policies

In this report, unless the context suggests otherwise, references to the “Company,” “we,” “us” and “our” refer to TogetherHealth Insurance, LLC (“THI” or “Medicare Commission Business”), TogetherHealth PAP, LLC (“THP” or “Consumer Engagement Business”) and RxHelpline, LLC (“RxH” and, collectively with THI and THP, “TogetherHealth”). The terms “THI,” “THP” and “RxH” refer to the respective stand-alone entities.

Business Description

Consumer Engagement Business

THP’s primary business is a direct-to-consumer platform connecting individuals with U.S. insurance carriers through consumer acquisition and engagement services primarily serving the Medicare insurance market through inbound live telephone calls. THP utilizes a third-party telephony platform which transfers inbound calls to distributors in real-time. The Company typically receives a fixed rate for each inbound call that meets agreed upon standards (“valid inbound call”). THP also routes inbound calls to THI’s business process outsourcing partner (“BPO”), who maintains the carrier relationship and sells Medicare-related health insurance plans on our behalf. Medicare-related products include Medicare Advantage, Medicare Supplement, and Medicare Part D prescription drug plans.

Medicare Commissions Business

In November 2017, the Company began operations for THI, a health insurance agency specializing in Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement, and Medicare Part D prescription drug plans. The Company has a contract with our BPO for our insurance agency operations. The Company contracts our BPO, who maintains the carrier relationship, to provide us with dedicated call center staff for routed inbound calls from THP. This dedicated team of sales agents sell Medicare-related products on our behalf. We are not an insurer and do not process or pay claims. We assume no underwriting, insurance, or reimbursement risk.

Principles of Combination and Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The TogetherHealth entities are under common control and management, therefore all intercompany balances and transactions have been eliminated in preparing the combined financial statements. In the opinion of management, all adjustments, including normal recurring adjustments, necessary for a fair statement of the combined financial statements as of and for the year ended December 31, 2018 have been recorded.

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Use of Estimates

The preparation of the combined financial statements in conformity with GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements. These estimates also affect the reported amounts of revenue and expenses during the reporting periods. Actual results could differ materially from those estimates.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

We account for cash on hand and demand deposits with banks and other financial institutions as cash. Short-term, highly liquid investments with original maturities of three months or less, when purchased, are considered cash equivalents. Investments in cash equivalents include, but are not limited to, demand deposit accounts, money market accounts and certificates of deposit with original maturities of three months or less.

Accounts Receivable

Accounts receivable represent amounts due to us for commissions and consumer engagement sales to third-party vendors and are generally considered delinquent 30 days after the due date. We have not experienced any material credit losses from accounts receivable and have not recognized a provision for uncollectible accounts.

Fair Value Measurements

The Company’s financial instruments include cash, accounts receivable, and accounts payable and accrued expenses. The carrying amount of cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short-term nature of these instruments.

Revenue Recognition

The Company’s revenue is principally derived from the sale of consumer inbound calls to distributors and commissions revenue. The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. Revenue is considered earned when the performance measures have been completed.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. Advertising and marketing expenses for the year ended December 31, 2018 were approximately $23.8 million and are classified as Advertising on the combined statement of income.

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Customer Care and Enrollment Costs

Customer care and enrollment costs consist of costs associated with customer service related activities and labor and administrative charges associated with sales and enrollment of the insurance products sold by THI’s BPO. Customer care and enrollment expenses for the year ended December 31, 2018 were approximately $1.6 million.

Concentrations of Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. A significant portion of the Company’s cash and cash equivalents is held at one large reputable financial institution. The Company is exposed to credit risk in the event of default by the financial institution to the extent that cash balances with the financial institution is in excess of amounts that are insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts.

For the year ended December 31, 2018, the Company had three customers that accounted for approximately 82% of our revenue. Two customers represented 92% of accounts receivable at December 31, 2018.

Accounting for Income Taxes

The TogetherHealth entities are pass-through entities for federal and state income tax purposes and as such, profits are not taxed at the Company level. The pass-through taxation method flows the profits and losses of the Company to the partners, who report their shares on their individual tax returns. Their shares of member profits and losses are determined by their respective membership agreements and are generally proportionate to their percentages of business ownership.

The Company follows the provisions of ASC 740, Income Taxes, which recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Increases or decreases to the unrecognized tax benefits could result from management’s belief that a position can or cannot be sustained upon examination based on subsequent information or potential lapse of the applicable statute of limitations for certain tax positions. No amounts of unrecognized tax benefits have been recorded in the Company’s combined financial statements as of December 31, 2018. Penalties or interest that may be assessed related to any income taxes would be classified in selling, general, and administrative expense in the combined statement of income.

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Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) which amended revenue recognition standards. The standard is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, new and enhanced disclosures are required. For nonpublic entities, the standard becomes effective for annual reporting periods beginning after December 15, 2018 and interim periods within annual periods beginning after December 15, 2019. As such, for us, the new standard is effective for the year ending December 31, 2019 and for interim periods in the year ending December 31, 2020. We have not completed our assessment of the standard and have not yet determined the impact of adoption on our combined financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), further updated by ASU No. 2018-10, which modifies lease accounting for lessees to increase transparency and comparability by requiring organizations to recognize lease assets and lease liabilities on the balance sheet and increasing disclosures about key leasing arrangements. The amendment updates the critical determinant from capital versus operating to whether a contract is or contains a lease because lessees are required to recognize lease assets and lease liabilities for all leases - financing and operating - other than short term. The amendments in this update are effective for private entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. We will adopt this guidance on January 1, 2020. We have not completed our assessment of the new lease standard and have not yet determined the impact of adoption on our combined financial statements.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

2.	Accounts Receivable

As of December 31, 2018, the Company had approximately $1.8 million in accounts receivable on the combined balance sheet. Amounts generally relate to trade accounts receivable, primarily related to commissions earned by THI or consumer engagement sales made by THP. At December 31, 2018, $1.4 million related to a receivable from our BPO for accrued commissions. There were no allowances made for uncollectible accounts as of December 31, 2018.

3.	Equity

THI, THP and RxH are organized as limited liability companies with the same member holding all ownership interests for each limited liability company.

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4.	Revenue

The Company sells consumer engagement services utilizing a third-party telephony platform which transfers inbound calls to distributors in real-time. A valid inbound call for which the Company earns revenue is one that meets the minimum standards contractually agreed upon with the distributor, which is usually based on a minimum call length. The customer collects inbound call conversion data and provides the Company with periodic reporting. Revenue for valid inbound calls is recognized based on the contractually agreed price per valid inbound call multiplied by the number of valid inbound calls supplied during the period.

In November 2017, the Company formed THI, who specializes in the sale of Medicare-related plans through our BPO relationship for which THI earns commissions revenue. Commissions are paid to the Company by the BPO at contractually agreed upon rates depending on the type of Medicare-related product sold. We earn commission revenue for Medicare Advantage and Medicare Part D prescription drug plans until the policy is canceled. We recognize commission revenue for both Medicare Advantage and Medicare Part D prescription drug plans for the entire plan year once the annual commission amount for the plan year is reported to us by the BPO, net of an estimate for future forfeiture amounts due to cancellations. For the year ended December 31, 2018, THI recognized approximately $2.1 million of commissions revenue.

5.	Advertising Expense

The Company engages in marketing and advertising activities across various media. THP primarily utilizes television based advertising to reach the end-consumer for the consumer engagement business. Advertising expense includes the cost of television commercial spots and endorsements paid to celebrity spokespersons.

6.	Selling, General, and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses include items such as executive compensation and benefits, professional fees, business travel and office costs. Other general and administrative expenses include items for our administrative functions and include costs for items such as office rent, supplies, insurance, legal, accounting, tax, telephone and other outside services. SG&A consisted of the following for the year ended December 31, 2018:

Salaries and related expenses	$947,714
Professional fees	132,649
Other general and administrative	1,593,378
Total selling, general, and administrative expenses	$2,673,741

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7.	Customer Care and Enrollment Expenses

Customer care and enrollment expenses (“CC&E”) relate to THI’s costs associated with staffing our BPO’s dedicated THI sales team, licensing, and fees paid for a third-party telephony system used for routing inbound consumer calls. CC&E expenses for the year ended December 31, 2018 were:

Labor	$1,331,924
Telephony	165,987
Other	74,516
Total CC&E	$1,572,427

8.	Commitments and Contingencies

Leases

We lease office space to conduct our operations. Our current leasing arrangement is on a month-to-month basis, and has not been renegotiated for a longer duration lease as of December 31, 2018.

Legal Proceedings

The Company is subject to legal proceedings, claims, and liabilities that arise in the ordinary course of business. The Company accrues losses associated with legal claims when such losses are probable and reasonably estimable. If the Company determines that a loss is probable and cannot estimate a specific amount for that loss, but can estimate a range of loss, the best estimate within the range is accrued. If no amount within the range is a better estimate than any other, the minimum amount of the range is accrued. Estimates are adjusted as additional information becomes available or circumstances change. Legal defense costs associated with loss contingencies are expensed in the period incurred. The Company has made no accruals for legal contingencies as of December 31, 2018.

9.	Subsequent Events

On June 5, 2019, THS entered into a Membership Interest Purchase Agreement (the “Agreement”), with Health Insurance Innovations, Inc. (“HIIQ”), a Delaware corporation, a cloud-based technology platform and distributor of affordable health and life insurance products that meet the demands and needs of consumers. The closing of the transaction contemplated by the Agreement occurred on June 5, 2019 which included the sale of TogetherHealth.

The TogetherHealth entities will continue as surviving entities and indirect subsidiaries of HIIQ. Pursuant to the Agreement, at closing, HIIQ paid consideration consisting of approximately $50.0 million in cash, 630,000 shares of HIIQ’s class A common stock, and contingent consideration. A portion of the consideration consisting of $2.5 million in cash was held back by HIIQ to fund payment obligations of the Company’s former equity holders, and fees and expenses of the representatives of the Company’s former equity holders.

The Company evaluated subsequent events through August 21, 2019, the date these financial statements were issued, and has appropriately accounted for and disclosed all relevant subsequent events through this date.

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